UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2011

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Greer Bancshares Incorporated (the “Company”) held its Annual Meeting of Shareholders on June 23, 2011. The following matters were submitted to the common shareholders for consideration:

(i)	election of two (2) directors to serve for terms of three (3) years each, expiring on the date of the 2014 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

(ii)	approval of the compensation of the Company’s executives as described in the Summary Compensation Table and the other executive compensation tables and related discussion in the Company’s Proxy Statement; and

(iii)	ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

A total of 1,771,435 shares, or 71.2% of all common shares, were represented in person or by proxy. All matters were approved. The results of the voting are set forth below.

Nominees for Three Year Terms Expiring in 2014

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary M. Griffin	1,167,953	79,798	523,684
R. Dennis Hennett	1,170,563	77,188	523,684

The terms of office of the following directors continued after the meeting:

Class of 2012	Class of 2013
Mark S. Ashmore	Walter M. Burch

Harold K. James	Paul D. Lister

Steven M. Bateman	C. Don Wall

Raj K. S. Dhillon	Theron C. Smith, III

Advisory Vote on Executive Compensation

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Advisory Vote on Executive Compensation	1,052,688	172,829	22,234	523,684

Ratification of Independent Registered Public Accounting Firm

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Ratification of Dixon Hughes Goodman LLP as Independent Registered Accountants	1,743,723	18,162	9,550	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ J. Richard Medlock, Jr.
Name:	J. Richard Medlock, Jr.
Title:	Chief Financial Officer

Dated: June 29, 2011